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                                                                RECEIVED
                                                            August 30, 2000
                                                            Secretary of the
                                                              Commonwealth
                                                         Corporations Division
                                                         ---------------------

                   AMENDED CERTIFICATE TO DECLARATION OF TRUST

         The undersigned Secretary of New Century Portfolios (formerly known as "Weston Portfolios") (the "Trust"), organized on February 1, 1990 pursuant to a Declaration of Trust hereby certifies that:

1. The principal place of business of the Trust in Massachusetts is:

                                    20 William Street, Suite 330
                                    Wellesley, Massachusetts 02481

2. The Trust does not maintain a principal place of business outside of Massachusetts.

3. The resident agent and agent for service of process upon the Trust in Massachusetts is:

                                    C.T. Corporation System
                                    101 Federal Street
                                    Boston, MA  02110

4. The name and addresses of the Trustees of the Trust are:

                                    Douglas A. Biggar, Esq.
                                    25 Westchester Circle
                                    Dedham, MA 02026

                                    Joseph Robbat, Jr.
                                    51 Old Concord Road
                                    Lincoln, MA 01773

                                    Stanley H. Cooper, Esq.
                                    One Ashford Lane
                                    Andover, MA  01810

                                    Michael A. Diorio, C.P.A.
                                    11 Calvin Drive
                                    Milford, MA 01757

                                    Roger Eastman, C.P.A.
                                    32 Meetinghouse Square
                                    Middleton, MA  01949


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         IN  WITNESS  WHEREOF,  Ellen M.  Bruno has  hereunto  set her hand this
30th day of August, 2000.

                                                /s/ ELLEN M. BRUNO
                                                -----------------------------
                                 By:            Ellen M. Bruno, Secretary